SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                Date of Report (Date of earliest event reported)
                                  July 31, 2003

                            NTN COMMUNICATIONS, INC.

             (Exact name of Registrant as specified in its charter)

          DELAWARE                     001-11460                  31-1103425
(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

      5966 LA PLACE COURT
      CARLSBAD, CALIFORNIA                                           92008
(Address of Principal Executive Offices)                           (Zip Code)


                                 (760) 438-7400

              (Registrant's telephone number, including Area Code)

                               -------------------

ITEM 7.     FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

This Form 8-K/A amends the Registrant's current report on Form 8-K dated August 14, 2003 to include the following financial information required to be filed pursuant to Item 7.

a)  Financial Statements of Breakaway International, Inc.

    (i) The balance sheet of Breakaway International, Inc. ("Breakaway") as of December 31, 2002, the statements of operations, stockholders' equity (deficit) and cash flows and for the year then ended December 31, 2002, including independent auditors' report.

    (ii) The unaudited balance sheet of Breakaway as of June 30, 2003 and the unaudited statements of operations and cash flows of Breakaway for the six months ended June 30, 2003 and 2002 and the related notes thereto.

b)  Pro forma financial information.

          The unaudited pro forma consolidated financial information of the Registrant and Breakaway as of June 30, 2003 and for the six months ended June 30, 2003 and for the year ended December 31, 2002.

c) Exhibit.

          23.1. Consent of KPMG LLP

                          BREAKAWAY INTERNATIONAL, INC.

                              FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2002

                   TOGETHER WITH INDEPENDENT AUDITORS' REPORT

                       AND AS OF JUNE 30, 2003 (UNAUDITED)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
NTN Communications, Inc.:

     We have audited the accompanying financial statements of Breakaway International, Inc. as of December 31, 2002 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Breakaway International, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                                                     /s/ KPMG LLP

San Diego, California
October 9, 2003

                          BREAKAWAY INTERNATIONAL, INC.

                                 BALANCE SHEETS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (UNAUDITED)


   ASSETS

                                                                               (UNAUDITED)
                                                                DECEMBER 31     JUNE 30
                                                                    2002         2003
                                                               ------------   -------------
Current assets:
  Cash and cash equivalents..................................  $    211,000   $     58,000
  Accounts receivable, net of allowance for doubtful accounts       204,000        310,000
  Inventory, net of reserve for obsolescence.................        96,000         49,000
                                                               ------------   -------------
         Total current assets................................       511,000        417,000

Fixed assets, net of accumulated depreciation................       138,000        109,000
Purchased software, net of accumulated amortization..........       159,000        122,000
                                                               ------------   -------------
         Total assets........................................  $    808,000   $    648,000
                                                               ============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable...........................................  $    171,000   $    255,000
  Accrued expenses...........................................       330,000        157,000
  Notes payable-related parties..............................       155,000        217,000
  Deferred revenue...........................................       440,000        643,000
                                                               ------------   -------------
         Total current liabilities...........................     1,096,000      1,272,000
                                                               ------------   -------------
Commitments and contingencies

Stockholders' equity (deficit):
  Common stock, no par value, 10,000,000 shares authorized;
    1,581,000 shares issued and outstanding at
    December 31, 2002........................................        23,000         28,000
  Accumulated deficit........................................      (311,000)      (652,000)
                                                               ------------   -------------
         Total stockholders' deficit.........................      (288,000)      (624,000)
                                                               ------------   -------------
         Total liabilities and stockholders' equity (deficit)  $    808,000   $    648,000
                                                               ============   =============

             See accompanying notes to audited financial statements

                          BREAKAWAY INTERNATIONAL, INC.

                            STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

                                                         YEAR ENDED         SIX MONTHS ENDED
                                                        DECEMBER 31        JUNE 30 (UNAUDITED)
                                                       -------------   ----------------------------
                                                           2002            2003           2002
                                                       -------------   -------------   ------------
Revenues...........................................    $  4,432,000    $  2,027,000    $ 2,159,000
                                                       -------------   -------------   ------------

Operating expenses:

    Cost of revenues...............................         995,000         366,000        441,000
    Selling, general and administrative............       4,184,000       1,923,000      2,175,000
    Depreciation and amortization..................         118,000          73,000         51,000
                                                       -------------   -------------   ------------
          Total operating expenses.................       5,297,000       2,362,000      2,667,000
                                                       -------------   -------------   ------------
Operating loss.....................................        (865,000)       (335,000)      (508,000)
                                                       -------------   -------------   ------------

Other income (expense):

    Interest income................................           3,000           --             3,000
    Interest expense...............................          (4,000)         (6,000)            --
                                                       -------------   -------------   ------------
          Total other income (expense).............          (1,000)         (6,000)         3,000
                                                       -------------   -------------   ------------

Net loss...........................................    $   (866,000)   $   (341,000)  $   (505,000)
                                                       =============   =============   ============

             See accompanying notes to audited financial statements

                          BREAKAWAY INTERNATIONAL, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
                   SIX MONTHS ENDED JUNE 30, 2003 (UNAUDITED)

                                                                                     RETAINED
                                                              COMMON STOCK           EARNINGS/
                                                       -------------------------    ACCUMULATED
                                                           SHARES       AMOUNT        DEFICIT         TOTAL
                                                       -------------  ----------   -------------   ------------
Balance, December 31, 2001..........................       1,573,000  $   14,000        555,000        569,000
    Issuance of common stock .......................           8,000       9,000            --           9,000
    Net loss........................................             --          --        (866,000)      (866,000)
                                                       -------------  ----------   -------------   ------------
Balance, December 31, 2002..........................       1,581,000      23,000       (311,000)      (288,000)
    Issuance of common stock (unaudited)............           4,000       5,000            --           5,000
    Net loss (unaudited)............................             --          --        (341,000)      (341,000)
                                                       -------------  ----------   -------------   ------------
Balance, June 30, 2003 (unaudited)..................       1,585,000  $   28,000       (652,000)      (624,000)
                                                       =============  ==========   =============   ============

             See accompanying notes to audited financial statements

                          BREAKAWAY INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

                                                            YEAR ENDED             SIX MONTHS ENDED
                                                            DECEMBER 31           JUNE 30 (UNAUDITED)
                                                           -------------    ------------------------------
                                                                2002            2003           2002
                                                           -------------    -------------    -------------
Cash flows provided by (used in) operating activities:
  Net loss..............................................   $   (866,000)    $   (341,000)    $   (505,000)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities (net of effects
      of acquisition):
     Depreciation and amortization......................        118,000           73,000           50,000
     Provision for doubtful accounts....................         45,000           43,000            9,000
     Provision for inventory obsolescence...............         18,000           19,000            9,000
     Changes in assets and liabilities:
       Accounts receivable..............................      1,483,000         (150,000)       1,425,000
       Inventory........................................        (26,000)          28,000          (24,000)
       Accounts payable and accrued expenses............         33,000          (89,000)         (80,000)
       Deferred revenue.................................         97,000          203,000           20,000
                                                           -------------    -------------    -------------
          Net cash provided by (used in) operating
            activities..................................        902,000         (214,000)         904,000
                                                           -------------    -------------    -------------

Cash flows used in investing activities:

  Capital expenditures..................................        (42,000)          (6,000)         (33,000)
  Acquisition of assets.................................       (250,000)              --         (250,000)
                                                           -------------    -------------    -------------
          Net cash used in investing activities.........       (292,000)          (6,000)        (283,000)
                                                           -------------    -------------    -------------

Cash flows provided by (used in) financing activities:

  Principal payments on capital leases..................         (3,000)              --           (3,000)
  Proceeds from notes payable-related parties...........        155,000           62,000               --
  Distributions to stockholders.........................     (1,000,000)              --       (1,000,000)
  Proceeds from issuance of common stock................          9,000            5,000            4,000
                                                           -------------    -------------    -------------
          Net cash provided by (used) in financing
            activities                                        (839,000)           67,000         (999,000)
                                                           -------------    -------------    -------------

Net decrease in cash and cash equivalents...............       (229,000)        (153,000)        (378,000)
Cash and cash equivalents at beginning of period........        440,000          211,000          440,000
                                                           -------------    -------------    -------------
Cash and cash equivalents at end of period..............   $    211,000     $     58,000     $     62,000
                                                           =============    =============    =============


Supplemental disclosures of cash flow information: Cash paid during the period for:

     Interest...........................................   $         --     $         --     $         --
                                                           =============    =============    =============
     Income taxes.......................................   $         --     $         --     $         --
                                                           =============    =============    =============

             See accompanying notes to audited financial statements

                          BREAKAWAY INTERNATIONAL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) ORGANIZATION

     Breakaway International, Inc. (the "Company") is an S corporation that is a provider of restaurant industry hardware and software enterprise solutions in Arlington, Texas. The Company has elected to be taxed as an S corporation for Federal income tax purposes.

     (B) UNAUDITED INTERIM FINANCIAL INFORMATION

     The financial statements for the six months ended June 30, 2003 and 2002 are unaudited. In the opinion of management, the accompanying unaudited financial statements include all adjustments that are necessary for a fair presentation of the financial position of the Company and the results of operations and cash flows for the interim periods presented. Management has elected to omit substantially all notes to the unaudited financial statements. The results of operations for the interim periods are not necessarily indicative of results to be expected for any other interim period or for the year ending December 31, 2003.

     (C) CASH EQUIVALENTS

     The Company considers all highly liquid short-term investments with a maturity of three months or less, when acquired, to be cash equivalents.

     (D) REVENUE RECOGNITION FOR SOFTWARE LICENSES, SERVICES, AND POST CONTRACT CUSTOMER SUPPORT

     Revenues from sales of software generally contain multiple elements, and are recognized in accordance with Statement of Position ("SOP") No. 97-2, "SOFTWARE REVENUE RECOGNITION", as amended. Along with the basic software license agreement purchase, customers generally are provided annual support and maintenance (PCS) for an additional fee based on a stipulated percentage of the license fee. In order to continue to use the licensed software, customers are required to annually renew the PCS contracts. As vendor specific objective evidence does not exist for this PCS, the entire arrangement fee is recognized ratably over the life of the contract.

     Revenue from development services consists of customizations and is recognized as the services are performed under the agreements.

                          BREAKAWAY INTERNATIONAL, INC.

                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (E) SOFTWARE DEVELOPMENT COSTS (R&D)

     Costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been achieved. After technological feasibility has been established, any additional costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED." No software development costs have been capitalized as of December 31, 2002. Research and development expenses were $472,000 for the year ended December 31, 2002.

     (F) INVENTORY

     Inventory is comprised of various computer supplies and is recorded at the lower of cost or market where cost is determined on a first-in, first-out basis.

     (G) FIXED ASSETS

     Fixed assets are recorded at cost. The cost of assets retired or sold, net of accumulated depreciation and amortization, are removed from the accounts, and any profit or loss on disposition is credited or charged to operations. The Company capitalizes purchases of furniture and fixtures and computer equipment over $1,000 and capitalizes purchases of computer software over $500.

     Depreciation and amortization have been computed using the straight-line method over estimated useful lives as follows:

     Furniture and fixtures                                        7 years
     Leasehold improvements                                        3 years
     Computer equipment and software                             3-5 years

                          BREAKAWAY INTERNATIONAL, INC.

                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (H) STOCK-BASED COMPENSATION

     The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." The Company accounts for stock-based awards to non-employees using the fair value method in accordance with SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," and amendments thereto, and in accordance with the performance criteria of Emerging Issues Task Force 96-18.

     As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted the disclosure only requirements of SFAS No. 123. SFAS No. 123, as amended by SFAS No. 148, requires the disclosure of pro forma net income (loss) had the Company adopted the fair value method in accounting for stock-based awards. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock-option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company uses the Black-Scholes option pricing model to value the options. No stock options or other stock compensation were issued during the year ended December 31, 2002. If the fair value method had been applied to all option awards granted in prior years, there would not be a material impact to the reported net loss for the year ended December 31, 2002.

     (I) IMPAIRMENT OF LONG-LIVED ASSETS

     Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                          BREAKAWAY INTERNATIONAL, INC.

                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (J) INCOME TAXES

     The Company has elected, with the consent of its stockholders, to be taxed as an S corporation for federal and state income tax purposes. Accordingly, the Company is not taxed on its income, except for a Texas corporate franchise tax based on taxable capital. The stockholders of the Company are responsible for the payment of income taxes on their pro-rata share of the Company's taxable income.

     (K) CONCENTRATIONS

     The Company maintains cash balances in several accounts at a bank. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000 in the aggregate. The Company had uninsured amounts on deposit of approximately $111,000 at December 31, 2002.

     (L) USE OF ESTIMATES

     Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from those estimates.

     (M) RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES." SFAS No. 146 addresses the timing and amount of costs recognized as a result of restructuring and similar activities. The Company will apply SFAS No. 146 prospectively to activities initiated after December 31, 2002. SFAS No. 146 had no significant impact at the point of adoption on the Company's results of operations or financial position.

     In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES." FIN 45 requires a guarantor to recognize at the inception of a guarantee, a liability for the fair value of the obligation it has undertaken in issuing the guarantee. The Company will apply FIN 45 to guarantees, if any, issued after December 31, 2002. At adoption, FIN 45 did not have a significant impact on the Company's results of operations or financial position.

                          BREAKAWAY INTERNATIONAL, INC.

                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "CONSOLIDATION OF VARIABLE INTEREST ENTITIES." FIN 46 requires an investor with a majority of the variable interests in a variable interest entity to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A variable interest entity is an entity in which the equity investors do not have a controlling interest or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from the other parties. As of December 31, 2002, the Company does not have any investments in other entities.

2.   INVENTORY

Inventory at December 31, 2002 consisted of the following:

  Inventory - New                     $         114,000
  Inventory - Used                               12,000
  Inventory - Vendor                              1,000
                                      ------------------
                                                127,000

   Less reserve for obsolescence                (31,000)
                                      ------------------
                                      $          96,000
                                      ==================

3.   FIXED ASSETS

     Fixed assets consists of the following as of December 31, 2002:

Furniture and fixtures                      $          93,000
Leasehold improvements                                  3,000
Computer equipment and software                       189,000
                                            ------------------
                                                      285,000
Less accumulated depreciation and
   amortization                                      (147,000)
                                            ------------------
                                            $         138,000
                                            ==================

                          BREAKAWAY INTERNATIONAL, INC.

                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

4.   PURCHASED SOFTWARE

     In February 2002, the Company acquired intangible assets consisting of proprietary software applications for resale. The original purchase price of $250,000 was allocated by management based on the fair value of the assets purchased, which was estimated to be $220,000 for the software applications and $30,000 for supply inventory.

     The Company has capitalized the software applications, which are being amortized over a three-year life.

     The asset purchase agreement contained a clause to provide royalties to the seller ("Royalty Portion") whereby the Company would remit 50% of the gross sales of the software applications to the seller for a two-year period after the closing date. The payments under the Royalty Portion are not to exceed $350,000. Through December 31, 2002, the Company has incurred Royalty Portion expense of $49,000, of which $22,000 was due at December 31, 2002.

5.   NOTES PAYABLE TO RELATED PARTIES

     The Company executed a note payable with a significant stockholder in July of 2002 for $100,000, accruing interest at 6.75% per annum. The note is due on demand as of December 31, 2002 and was repaid in August of 2003, and is therefore classified as a current liability. The balance including accrued interest at December 31, 2002 is $104,000.

     The Company executed a note payable with another significant stockholder in September 2002 for $50,000, accruing interest at 6.75% per annum. The note is due on demand as of December 31, 2002 and was repaid in August of 2003, and is therefore classified as a current liability. The balance including accrued interest at December 31, 2002 is $51,000.

6.   STOCKHOLDERS' EQUITY

     STOCK PURCHASE AGREEMENT AND STOCK OPTIONS

     On August 28, 2000, the Company entered into a Stock Purchase Agreement ("Agreement") with an employee to enable the employee to obtain an ownership interest in the Company. The Agreement was executed concurrently with an employment agreement with the employee. The Agreement calls for the purchase of approximately 32,000 shares of common stock at the deemed fair value of $1.16 per share over a four-year period. The total purchase price of approximately $37,000 is to be paid in 104 equal installments of $357. The installments are equal to the number of pay periods over the employment agreement.

                          BREAKAWAY INTERNATIONAL, INC.

                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

6.   STOCKHOLDERS' EQUITY (CONTINUED)

     The Company is authorized under the Agreement to deduct the installment payments from the employee's bi-weekly salary. Through December 31, 2002, a total of 18,703 shares of stock have been purchased for $22,000.

     Under the Agreement, the Company has granted two options to purchase common stock. The exercise price of both options is $1.16 per share. The first option is for 4,000 shares, which are exercisable after two years from the date of the Agreement and expire four years and six months after the Agreement date. The second option for 4,000 shares is also exercisable at $1.16 per share and is exercisable four years after the Agreement date, and expires four years and six months after the Agreement date. Through December 31, 2002, no options have been exercised.

                                           Year Ended
                                       DECEMBER 31, 2002
                                 -----------------------------------
                                                    Weighted Average
                                 OPTION SHARES       EXERCISE PRICE
                                 --------------    -----------------

Outstanding, beginning of year           8,000     $          1.16
Options granted                              -                   -
Options cancelled                            -                   -
Options exercised                            -                   -
                                 --------------    -----------------

Outstanding, end of year                 8,000     $          1.16
                                 ==============    =================

Exercisable, end of year                 4,000     $          1.16
                                 ==============    =================

7.   EMPLOYEE BENEFIT PLANS

     401(K) PLAN

     The Company maintains a 401(k) Plan (the "Plan"). All classes of employees meeting the participation requirements are eligible to participate in the Plan. The Company matches 25% of the employee's contribution, up to the first 8% of compensation that the employee contributes. The Company made matching contributions to the Plan of $31,000 during the year ended December 31, 2002.

                          BREAKAWAY INTERNATIONAL, INC.

                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
               SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

8.   COMMITMENTS AND CONTINGENCIES

     (A) LEASES

     The Company was obligated under two operating leases for adjoining offices located in Arlington, Texas. One lease expires in June 2003 and the other expires in February 2004. The leases have monthly rental payments ranging from $2,500 to $3,700. Rent expense for the year ended December 31, 2002 was $74,000.

     Aggregate minimum rental payments under these leases are as follows:

        For the Year Ending
            DECEMBER 31,
        -------------------
                2003         $       59,000
                2004                  7,000
                             --------------
                             $       66,000
                             ==============


     (B) LEGAL PROCEEDINGS

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, based in part on the advice of legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

9.   SUBSEQUENT EVENTS

     On July 31, 2003, NTN Communications, Inc. (NTN) through its newly created subsidiary, NTN Software Solutions, Inc., completed the acquisition of substantially all of the assets and certain liabilities of the Company.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     AS OF JUNE 30, 2003 AND FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE

                          YEAR ENDED DECEMBER 31, 2002



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


ARTICLE 1 INTRODUCTION

     NTN Communications, Inc. ("NTN") aquired substantially all of the assets and liabilities of Breakaway International, Inc. ("Breakaway") on July 31, 2003. The following unaudited pro forma consolidated balance sheet as of June 30, 2003 gives effect to the acquisition as if it occurred on June 30, 2003. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2003 and for the year ended December 31, 2002 give effect to the acquisition as if it occurred on January 1, 2003 and 2002, respectively.

     The unaudited pro forma consolidated financial statements are based on historical financial statements of NTN Communications, Inc. and Subsidiaries and Breakaway International, Inc. ("Breakaway"), giving effect to the acquisition applying the purchase method of accounting. The pro forma adjustments are based on available information and assumptions that we believe are reasonable and are discussed in the accompanying notes to the unaudited pro forma consolidated financial statements. These unaudited pro forma consolidated financial statements have been prepared by the management of NTN based upon the consolidated financial statements of NTN and Breakaway as of June 30, 2003 and for the six months ended June 30, 2003 and for the year ended December 31, 2002. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto. The unaudited pro forma consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the periods presented had the transaction occurred on the dates indicated and do not purport to indicate the results of the future operations.

                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003


                    ASSETS
                                                                  HISTORICAL
                                                          -----------------------------
                                                               NTN          BREAKAWAY       PRO FORMA
                                                             JUNE 30,        JUNE 30,      ADJUSTMENTS     PRO FORMA
                                                              2003            2003           NOTE B        AS ADJUSTED
                                                          -------------   -------------   -------------   -------------
Current Assets:

  Cash and cash equivalents............................   $  3,810,000    $     58,000    $   (442,000)   $  3,426,000
  Restricted cash......................................        271,000              --              --         271,000
  Accounts receivable, net of allowance for doubtful
    accounts...........................................      1,754,000         310,000              --       2,064,000
  Inventory............................................        324,000          49,000              --         373,000
  Investments available-for-sale.......................        168,000              --              --         168,000
  Deposits on broadcast equipment......................        108,000              --              --         108,000
  Deferred costs.......................................        407,000              --              --         407,000
  Prepaid expenses and other current assets............        613,000              --              --         613,000
                                                          -------------   -------------   -------------   -------------
         Total current assets..........................      7,455,000         417,000        (442,000)      7,430,000

Broadcast equipment and fixed assets, net..............      4,291,000         109,000              --       4,400,000
Software development costs, net of accumulated
amortization...........................................        579,000              --              --         579,000
Deferred costs.........................................        349,000              --              --         349,000
Other assets...........................................      1,563,000         122,000       3,124,000       4,809,000
                                                          -------------   -------------   -------------   -------------
         Total assets..................................   $ 14,237,000    $    648,000    $  2,682,000    $ 17,567,000
                                                          =============   =============   =============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

  Accounts payable.....................................   $    826,000    $    255,000    $         --    $  1,081,000
  Accrued expenses.....................................      1,392,000         156,000              --       1,548,000
  Sales tax payable....................................        268,000           1,000              --         269,000
  Income taxes payable.................................         16,000              --              --          16,000
  Obligations under capital leases.....................        155,000              --              --         155,000
  Equipment notes payable..............................         13,000              --              --          13,000
  Notes payable-related parties........................             --         217,000        (217,000)             --
  Deferred revenue.....................................        886,000         643,000              --       1,529,000
                                                          -------------   -------------   -------------   -------------
         Total current liabilities.....................      3,556,000       1,272,000        (217,000)      4,611,000

Obligations under capital leases, excluding current
portion................................................        200,000              --              --         200,000
Revolving line of credit...............................      1,875,000              --              --       1,875,000
Deferred revenue.......................................        350,000              --              --         350,000
Equipment notes payable................................         61,000              --              --          61,000
                                                          -------------   -------------   -------------   -------------

         Total liabilities.............................      6,042,000       1,272,000        (217,000)      7,097,000
                                                          -------------   -------------   -------------   -------------

Commitments and contingencies

Shareholders' equity:

  Series A 10% cumulative convertible preferred stock,
    $.005 par value....................................          1,000              --              --           1,000
  Common stock, $.005 par value........................        228,000          28,000         (22,000)        234,000
  Additional paid-in capital...........................     88,823,000              --       2,269,000      91,092,000
  Accumulated deficit..................................    (80,182,000)       (652,000)        652,000     (80,182,000)
  Accumulated other comprehensive loss.................       (649,000)             --              --        (649,000)
  Treasury stock, at cost..............................        (26,000)             --              --         (26,000)
                                                          -------------   -------------   -------------   -------------
         Total shareholders' equity....................      8,195,000        (624,000)      2,899,000      10,470,000
                                                          -------------   -------------   -------------   -------------
         Total liabilities and shareholders' equity....   $ 14,237,000    $    648,000    $  2,682,000    $ 17,567,000
                                                          =============   =============   =============   =============

      See accompanying notes to pro forma consolidated financial statements

                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003

                                                                  HISTORICAL
                                                          -----------------------------
                                                               NTN         BREAKAWAY
                                                            SIX MONTHS     SIX MONTHS      PRO FORMA
                                                              ENDED           ENDED        ADJUSTMENTS      PRO FORMA
                                                          JUNE 30, 2003   JUNE 30, 2003       NOTE C       AS ADJUSTED
                                                          -------------   -------------   -------------   -------------
    Revenues:

      NTN Network revenues.............................   $ 13,970,000    $  2,027,000    $         --    $ 15,997,000
      Buzztime service revenues........................         65,000              --              --          65,000
      Other revenues...................................          5,000              --              --           5,000
                                                          -------------   -------------   -------------   -------------
              Total revenues...........................     14,040,000       2,027,000              --      16,067,000
                                                          -------------   -------------   -------------   -------------

    Operating expenses:

      Direct operating costs of services...............      5,492,000         366,000              --       5,858,000
      Selling, general and administrative..............      8,739,000       1,923,000              --      10,662,000
      Depreciation and amortization....................        579,000          73,000         271,000         923,000
      Research and development.........................        164,000              --              --         164,000
                                                          -------------   -------------   -------------   -------------
              Total operating expenses.................     14,974,000       2,362,000         271,000      17,607,000
                                                          -------------   -------------   -------------   -------------
    Operating loss.....................................       (934,000)       (335,000)       (271,000)     (1,540,000)
                                                          -------------   -------------   -------------   -------------

    Other income (expense):

      Interest income..................................          3,000              --              --           3,000
      Interest expense.................................       (167,000)         (6,000)          6,000        (167,000)
                                                          -------------   -------------   -------------   -------------
              Total other income (expense).............       (164,000)         (6,000)          6,000        (164,000)
                                                          -------------   -------------   -------------   -------------

    Loss before income taxes, minority interest
       in loss of consolidated subsidiary..............     (1,098,000)       (341,000)       (265,000)     (1,704,000)
    Provision for deferred income taxes................        (15,000)             --              --         (15,000)
    Minority interest in loss of consolidated
      subsidiary.......................................         10,000              --              --          10,000
                                                          -------------   -------------   -------------   -------------

    Net loss...........................................   $ (1,103,000)   $   (341,000)   $   (265,000)   $ (1,709,000)
                                                          =============   =============   =============   =============

    Net loss per common share - basic and diluted......   $      (0.03)                                   $      (0.04)
                                                          =============                                   =============
    Weighted average shares outstanding-- basic and
      diluted..........................................     43,413,000                                      44,706,000
                                                          =============                                   =============

      See accompanying notes to pro forma consolidated financial statements

                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                 HISTORICAL
                                                          -----------------------------
                                                               NTN         BREAKAWAY
                                                            YEAR ENDED     YEAR ENDED      PRO FORMA
                                                           DECEMBER 31,    DECEMBER 31,    ADJUSTMENTS     PRO FORMA
                                                               2002           2002            NOTE C       AS ADJUSTED
                                                          -------------   -------------   -------------   -------------
    Revenues:

      NTN Network revenues.............................   $ 25,465,000    $  4,432,000    $         --    $ 29,897,000
      Buzztime service revenues........................        128,000              --              --         128,000
      Other revenues...................................         17,000              --              --          17,000
                                                          -------------   -------------   -------------   -------------
              Total revenues...........................     25,610,000       4,432,000              --      30,042,000
                                                          -------------   -------------   -------------   -------------

    Operating expenses:

       Direct operating costs of services..............      9,252,000         995,000              --      10,247,000
        Selling, general and administrative............     16,646,000       4,184,000              --      20,830,000
         Depreciation and amortization.................      1,555,000         118,000         542,000       2,215,000
        Research and development.......................         12,000              --              --          12,000
                                                          -------------   -------------   -------------   -------------
              Total operating expenses.................     27,465,000       5,297,000         542,000      33,304,000
                                                          -------------   -------------   -------------   -------------
    Operating loss.....................................     (1,855,000)       (865,000)       (542,000)     (3,262,000)
                                                          -------------   -------------   -------------   -------------

    Other income (expense):

      Interest income..................................          6,000           3,000              --           9,000
      Interest expense.................................       (511,000)         (4,000)          4,000        (511,000)
                                                          -------------   -------------   -------------   -------------
              Total other income (expense).............       (505,000)         (1,000)          4,000        (502,000)
                                                          -------------   -------------   -------------   -------------

    Loss before income taxes, minority interest
      in loss of consolidated subsidiary..............      (2,360,000)       (866,000)       (538,000)     (3,764,000)
    Provision for deferred income taxes................        (41,000)             --              --         (41,000)
    Minority interest in loss of consolidated
      subsidiary.......................................        212,000              --              --         212,000
                                                          -------------   -------------   -------------   -------------

    Net loss...........................................   $ (2,189,000)   $   (866,000)   $   (538,000)   $ (3,593,000)
                                                          =============   =============   =============   =============

    Net loss per common share - basic and diluted......   $      (0.06)                                   $      (0.09)
                                                          =============                                   =============
    Weighted average shares outstanding-- basic and
      diluted..........................................     39,081,000                                      40,374,000
                                                          =============                                   =============

      See accompanying notes to pro forma consolidated financial statements

                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE A

     On July 31, 2003, NTN through its newly created subsidiary, NTN Software Solutions, Inc., completed the acquisition of substantially all of the assets and certain liabilities of Breakaway, a privately held provider of restaurant industry hardware and software enterprise solutions based in Arlington, Texas. NTN consummated the acquisition pursuant to an asset purchase agreement entered into on July 31, 2003 with Breakaway and all of Breakaway's existing shareholders.

     Under the terms of the agreement, NTN acquired Breakaway's assets for $25,000 in cash, 1,292,614 shares of unregistered NTN common stock (estimated to be $2.275 million) and the assumption of existing liabilities set forth on Breakaway's preliminary closing balance sheet dated as of July 31, 2003. The amount of the cash component of the purchase price is subject to post closing adjustments, based on a final closing date balance sheet accepted by NTN.

     NTN will pay additional contingent earn-out amounts in shares of unregistered NTN common stock and/or cash for each of the years ending June 30, 2004, June 30, 2005 and June 30, 2006, provided that certain targets for earnings before taxes are met for the acquired assets. The targeted amounts increase by 25% each year. NTN also entered into employment agreements with five of the executives of Breakaway.

NOTE B

     The pro forma consolidated balance sheet includes the estimated pro forma adjustments necessary to give effect to the acquisition, using the purchase method of accounting as if it had occurred on June 30, 2003 and reflects the allocation of the estimated purchase price to the estimated fair value of assets acquired and liabilities assumed, including the issuance of 1,292,614 shares of NTN common stock at $1.76 per share totaling approximately $2.275 million in the aggregate; payment of estimated costs of the merger transactions of $200,000; and elimination of Breakaways equity accounts.

     The estimated purchase price for the Breakaway acquisition was allocated to the intangible assets of Breakaway based on preliminary estimates of the fair value of those assets. A final allocation of the purchase price is expected to be completed in the fourth quarter of 2003, upon receipt of the third party valuation analysis. The final allocation is expected to include potential adjustments to purchased software, customer list, non-compete agreement, goodwill and deferred revenue.

     The pro forma adjustments are summarized as follows:

      o Use of cash for acquisition and related costs and repayment of Breakaway notes payable- related parties; $442,000

      o Excess of purchase price over the fair value of tangible assets of $3,124,000 is allocated to intangible assets based on preliminary estimates of the fair value of those assets as follows:
           o  Purchased software - $1,000,000
           o  Customer List - $500,000
           o  Non-compete agreement - $500,000
           o  Goodwill - $1,124,000

      o Repayment of Breakaway notes payable to related parties on acquisition date; $217,000
      o  Issuance of NTN common stock; $2,275,000
      o  Elimination of Breakaway common stock; $28,000
      o  Elimination of Breakaway retained earnings;  $652,000

NOTE C

     The pro forma consolidated statements of operations include adjustments necessary to reflect the merger as if it had occurred on January 1, 2003 for the six months ended June 30, 2003 and January 1, 2002 for the year ended December 31, 2002.

     The pro forma adjustments for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively, are summarized as follows:

      o Amortization of purchased software acquired based upon an estimated life of 4 years; $125,000 and $250,000, respectively

      o Amortization of customer list acquired based upon an estimated life of 3 years; $83,000 and $167,000, respectively

      o Amortization of non-compete agreement acquired based upon an estimated life of 4 years; $63,000 and $125,000, respectively

      o Elimination of interest expense on notes payable-related parties repaid at acquisition date; $6,000 and $0, respectively.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             NTN COMMUNICATIONS, INC.


                             By:      /S/ JAMES B. FRAKES
                             --------------------------------------------------
                                     James B. Frakes
                                     Chief Financial Officer

Date:  October 14, 2003

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                                  EXHIBIT INDEX

       Exhibit
        NUMBER               DESCRIPTION
      ---------             ---------------------------
         23.1               Consent of KPMG LLP.

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